UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2008

SOLERA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15030 Avenue of Science

San Diego, California 92128

(Address of principal executive offices, including Zip Code)

(858) 724-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               OTHER EVENTS

On June 4, 2008, Solera Holdings, Inc. (the “Company”) entered into an underwriting agreement among Goldman, Sachs & Co. and certain of its stockholders, including GTCR Fund VIII, L.P., GTCR Fund VIII/B, L.P. and GTCR Co-Invest II, L.P, relating to the sale of 5,000,000 shares of the Company’s common stock by the selling stockholders. The sale of the shares is registered pursuant to the Registration Statements on Form S-3, Registration No. 333-151387 and No. 333-151402, filed by the Company with the Securities and Exchange Commission, and this Current Report is being filed to incorporate such underwriting agreement by reference into such Registration Statements and is incorporated by reference herein.  A copy of the underwriting agreement is attached hereto as Exhibit 1.1.

On June 4, 2008, the Company issued a press release announcing that certain selling stockholders, including affiliates of GTCR Golder Rauner II, LLC, will sell an aggregate of 5,000,000 shares of the Company’s common stock in a registered public offering.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 4, 2008, among the Company, Goldman, Sachs & Co. and the selling stockholders named therein.
99.1	Press Release issued by Solera Holdings, Inc. on June 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ Jack Pearlstein
Date: June 6, 2008	Name:	Jack Pearlstein
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 4, 2008, among the Company, Goldman, Sachs & Co. and the selling stockholders named therein.
99.1	Press Release issued by Solera Holdings, Inc. on June 4, 2008.